Humphrey Hospitality Trust, Inc. Reports First Quarter 2005 Results

NORFOLK, NE - May 12, 2005 - Humphrey Hospitality Trust, Inc. (NASDAQ: HUMP), a self-advised real estate investment trust, today announced its results for the first quarter ended March 31, 2005.

"We were pleased with our performance for the quarter, which reflected the anticipated benefits from our management company change in mid-2004," said Paul
J. Schulte, chairman, president, and CEO of Humphrey Hospitality Trust. "While the first quarter is a seasonally slow one for us, we were able to cut our losses nearly in half, due to enhanced yield management, which focuses on maximizing revenues and profitability. Furthermore, we continued to improve labor management efficiency, providing significant cost savings."

The Company reported a net loss of $391,000, or $0.03 per diluted share, for the first quarter ended March 31, 2005, compared with a net loss of $684,000, or $0.06 per diluted share, for the quarter ended March 31, 2004. The decrease in losses of $293,000 was primarily the result of an increase in revenues of $125,000, a decrease in hotel and property operations expenses of $285,000, and a decrease of discontinued operations losses of $115,000, partially offset by a decrease in income tax benefit from continuing operations of $197,000.

The revenue gain was driven by a $1.39 increase in the average daily rate, to $51.47. Occupancy rates were unchanged at 54.9 percent, while revenue per available room increased $0.78 to $28.26.

The decrease in hotel and property operations expenses was principally a result of a year-over-year decline in payroll expenses of $222,000, an $112,000 reduction in marketing and payroll services, and lower management fees and insurance costs of $123,000, partially offset by an increase in franchise fees and room supplies of $180,000.

The Company had 69 hotels that were continuously in operation during both the first quarter of 2005 and the first quarter of 2004. Operating margins (Room rentals and other hotel services less Hotel and property operations) as a percentage of Room rentals and other hotel services revenue for these properties increased to 23.6 percent for the first quarter of 2005, compared with 20.2 percent in the year-ago period.

Funds from operations (FFO) of $1.3 million, or $0.11 per diluted share, for the first quarter of 2005, compared to FFO of $905,000, or $0.08 per diluted share, for the first quarter of 2004. This increase in FFO was primarily attributed to an increase in revenues of $125,000 and a decrease in hotel and property operation expenses of $285,000.

Humphrey Hospitality Trust, Inc. specializes in limited-service lodging. The Company owns 69 hotels in 16 mid-western and eastern states.

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the Company's filings with the Securities and Exchange Commission.

Unaudited
 (in thousands, except per share data)

                                              Three Months Ended
                                                  March 31,
                                              --------------------
                                                2005      2004
                                              --------------------
REVENUES
   Room rentals and other hotel services      $ 12,262   $ 12,094
   Other                                            45         88
-------------------------------------------------------------------------------
                                                12,307     12,182
-------------------------------------------------------------------------------

EXPENSES
   Hotel and property operations                 9,363      9,648
   Depreciation and amortization                 1,663      1,604
   General and administrative                      601        602
-------------------------------------------------------------------------------
                                                11,627     11,854
-------------------------------------------------------------------------------

EARNINGS FROM CONTINUING OPERATIONS
   BEFORE GAINS (LOSSES) ON DISPOSITIONS OF
   ASSETS, MINORITY INTEREST
   AND INTEREST EXPENSE                           680        328

Net gains (losses) on dispositions of assets        (1)        (9)
Interest expense                                (1,393)    (1,410)
Minority interest                                  (53)       (51)
-------------------------------------------------------------------------------

EARNINGS (LOSS) FROM CONTINUING OPERATIONS        (767)    (1,142)
   BEFORE INCOME TAXES

Income tax (expense) benefit                       376        573
-------------------------------------------------------------------------------
EARNINGS (LOSS) FROM CONTINUING OPERATIONS        (391)      (569)

Earnings (loss) from discontinued
  operations - net of income taxes                   -       (115)
-------------------------------------------------------------------------------
NET EARNINGS (LOSS)                             $ (391)    $ (684)
                                                =======    =======

NET EARNINGS (LOSS) PER SHARE - BASIC AND DILUTED:
Continuing operations                          $ (0.03)   $ (0.05)
Discontinued operations                              -      (0.01)
Net earnings (loss)                            $ (0.03)   $ (0.06)
                                               ========== ========

Unaudited
(in thousands, except per share data)

                                                                        Three months
                                                                       ended March 31,
                                                                     2005           2004
---------------------------------------------------------------------------------------------
Weighted average number of shares outstanding for calculation
of earnings  per share - basic and diluted                             12,060         12,049
                                                                 =============   ============

Weighted average number of shares outstanding for calculation
    of FFO per diluted share                                           12,060         12,049
                                                                 =============   ============

Reconciliation of net loss to FFO
Net earnings (loss)                                                    $ (391)        $ (684)
Depreciation                                                            1,660          1,647
(Gains) losses on disposition of real estate assets                         1            (58)
---------------------------------------------------------------------------------------------
FFO (1)                                                               $ 1,270          $ 905
                                                                 =============   ============

FFO per diluted share                                                  $ 0.11         $ 0.08
                                                                 =============   ============

(1) FFO is a non-GAAP financial measure. The Company considers FFO to be a market accepted measure of an equity REIT's operating performance, that is necessary, along with net earnings, for an understanding of the Company's operating results. FFO, as defined under the National Association of Real Estate Investment Trusts (NAREIT) standards, consists of net income computed in accordance with accounting principles generally accepted in the United States of America ("GAAP"), excluding gains (or losses) from sales of real estate, plus depreciation and amortization of real estate assets. The Company believes its method of calculating FFO complies with the NAREIT definition. FFO does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income
(loss) (computed in accordance with GAAP) as an indicator of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to pay dividends or make distributions. All REITs do not calculate FFO in the same manner; therefore, the Company's calculation may not be the same as the calculation of FFO for similar REITs.

The Company uses FFO as a performance measure to facilitate a periodic evaluation of its operating results relative to those of its peers, who, like Humphrey Hospitality Trust, Inc., are typically members of NAREIT. The Company considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of our performance.


CONTACT:
Humphrey Hospitality Trust, Inc.
Paul J. Schulte
402/371-2520
or
Donavon A. Heimes
402/371-2520